                                                                EXHIBIT 10.24



                       SECOND AMENDMENT TO AMENDED LEASE


         THIS SECOND AMENDMENT TO AMENDED LEASE (this "Second Amendment to Amended Lease") dated for reference purposes only as June 20, 1996, is made by and between The Equitable Life Assurance Society of the United States, a New York corporation ("Landlord") and Compressions Labs, Inc., a California corporation ("Tenant"). Any capitalized term used herein and not defined shall have the same meaning as given to that term in the Lease.

         1. RECITALS: The parties hereto enter into this Sixty Amendment based upon the following facts and with the following intentions:

                 A. Landlord and Tenant entered into that certain lease dated January 16, 1987 for certain premises located at 2860 Junction Ave., San Jose (the "Premises") as amended by that certain Amendment to Lease dated April 1, 1989 and that certain First Amendment to Amended Lease dated April 10, 1992 (collectively referred to herein as the "Lease"). Landlord and Tenant acknowledge that after the original lease dated January 16, 1987 was executed, it was amended by a series of amendments all executed prior to April 1, 1989 (the "Prior Amendments"), and that such Prior Amendments were terminated and made of no further force or effect by that Amendment to Lease dated April 1, 1989 (as more particularly set forth in Recital B and Paragraph 12 of said Amendment to Lease dated April 1, 1989).

                 B. Tenant desires to sublease the Premises to Charger Industries, Inc. ("Charger"). Tenant acknowledges that the Lease provides that Landlord has the right to terminate the Lease in the event the Tenant elects to sublease the Premises. Notwithstanding the foregoing, Landlord has agreed to consent to the proposed sublease and waive its right to terminate the Lease on account of the proposed sublease on the condition that Tenant agrees to amend the Lease to provide for the following:

                          (1)     To increase Base Monthly Rent for the
Premises to Sixty-Six Thousand Seven Hundred Sixteen Dollars ($66,716) effective as of July 1, 1996;

                          (2)     To eliminate Tenant's option to extend the
term of the Lease; and

                          (3)     To require Tenant to waive its right to any
"profit" that it shall receive on account of any sublease or assignment pursuant to Paragraph 14B of the Lease.

         2. BASE MONTHLY RENT INCREASE: Paragraph 3.1 of the Lease entitled "Base Monthly Rent" is hereby amended by deleting subparagraphs G and H in their entirety and inserting the following language in lieu thereof:

                 "G.      From October 1, 1995, through and including June 30,
                 1996, Base Monthly Rent shall equal Fifty-Two Thousand Six Hundred Thirty-One and 59/100 Dollars ($52,631.59) per month.

                 H. From July 1, 1996, through and including September 30, 1997, Base Monthly Rent shall equal Sixty-Six Thousand Seven Hundred Sixteen Dollars ($66,716) per month."

         3.      CONFIRMATION OF EXPIRATION DATE AND ELIMINATION OF OPTION TO
EXTEND: Landlord and Tenant confirm and agree that the Lease Term shall expire and terminate on September 30, 1997, and Tenant shall have no right to renew or extend such term. To implement the foregoing, Landlord and Tenant agree that Paragraph 2.6 of the Lease entitled "Options to Extend Lease Term" is hereby deleted in its entirety.

         4.      WAIVER OF TENANT'S RIGHTS TO SHARE IN SUBLEASING PROFITS:
Subparagraph 14.1C(2) of the Lease is hereby amended by deleting the second and third sentences appearing in such subparagraph and replacing such deleted sentences with the following:

                 "If Tenant assigns its interest in this Lease in accordance with this subparagraph (2), then Tenant shall pay to Landlord one hundred percent (100%) of all consideration received by Tenant over and above the assignee's agreement to assume the obligations of Tenant under this Lease. If Tenant sublets all or part of the Premises, then if and to the extent all rent and other consideration paid by the subtenant to Tenant exceeds the Base Monthly Rent, all Operating Expenses, and all Real Property Taxes paid by Tenant to Landlord pursuant to this Lease with respect to and which are allocable to the area so sublet, one hundred percent (100%) of such excess shall be paid to Landlord."

         5. WAIVER OF LANDLORD'S TERMINATION RIGHT: Landlord hereby waives its right to terminate the Lease pursuant to Subparagraph 14.1C of the Lease on account of the proposed sublease by Tenant to Charger. The waiver made by Landlord herein is only with respect to the proposed sublease to Charger and Landlord does not waive any right that it may have to terminate the Lease with respect to any other proposed Transfer (as that term is defined in the Lease) of the Lease. Notwithstanding the foregoing, a Transfer by Charger pursuant to Paragraph 14.1E (a "Permitted Transfer") shall not require Landlord's consent nor trigger any right of Landlord to terminate the Lease or recapture the Premises.

         6. CONDITION PRECEDENT: Notwithstanding anything in this Second Amendment to Amended Lease to the contrary, if the closing ("Closing") of the purchase transaction which is contemplated in that certain Asset Purchase Agreement dated as of June 7, 1996 between Tenant, as seller and Charger, as buyer has not occurred nor has this condition been waived by Tenant, in writing, on or before July 1, 1996, then this Agreement shall be and become void and of no force and effect to either party hereto.

         7. COUNTERPART EXECUTION: This Second Amendment to Amended Lease may be executed in counterparts, and shall become binding upon Landlord and Tenant when each has executed a counterpart of this Amendment and each has transmitted a true copy of this Amendment as so executed to the other, and such copy has actually been received by the other, by means of personal delivery, courier, or telecopy transmission. Each party shall take such





                                       2.

action as is reasonably necessary to ensure that each party receives an original counterpart of this Amendment bearing original signatures of both parties.

         8. MISCELLANEOUS: In the event of any conflict between the terms of this Second Amendment to Amended Lease and the terms of the Lease, the terms of this Second Amendment to Amended Lease shall prevail. Except as amended hereby, the Lease shall remain in full force and effect.



 LANDLORD:                                  TENANT:

 THE EQUITABLE LIFE ASSURANCE               COMPRESSION LABS, INC.,
 SOCIETY OF THE UNITED STATES,              a California corporation
 a New York corporation


 By:     /s/ James Piane                    By:   /s/ Thomas G. Trimm
    --------------------------------           -------------------------------

 Printed                                    Printed
 Name:   James Piane                        Name:     Thomas G. Trimm
      ------------------------------             -----------------------------

 Title:  Investment Officer                 Title:    President & CEO
       -----------------------------              ----------------------------

 Date:   June 21, 1996                      Date:     June 25, 1996
      ------------------------------             -----------------------------


                                       3.